Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 2 dated February 14, 2025 relating to the Class A Common Shares, par value US$0.00005 per share, of Vinci Partners Investments Ltd. shall be filed on behalf of the undersigned.

SAMLYN CAPITAL, LLC*

By:	Samlyn, LP, its sole member

By:	Samlyn GP, LLC, its general partner

By:	/s/ Robert Pohly
Name: Robert Pohly
Title: Managing Member

SAMLYN, LP*

By:	Samlyn GP, LLC, its general partner

By:	/s/ Robert Pohly
Name: Robert Pohly
Title: Managing Member

ROBERT POHLY*

By:	/s/ Robert Pohly